                                                                    Exhibit 6.17

         Stabilized Rice Bran Processing, Sales and Marketing Agreement

         This Stabilized Rice Bran Processing, Sales and Marketing Agreement, dated as of this day of August, 1995, is made between California Pacific Rice Milling, Ltd., a California limited partnership ("Cal Pacific"), and Food Extrusion, Inc., a California corporation ("FoodEx").

Section 1. Definitions.

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "Claim" (or in the plural, "Claims") means any claim, action, suit, demand, proceeding or investigation seeking damages, costs, expenses, fines or penalties (including costs of investigation, defense and settlement and reasonable court costs and attorneys' fees), or an injunction, relating to any personal injury, property damage, breach of contract, negligence. economic injury or other liability, whenever arising and by whomever asserted.

         "Effective  Date"  means the date of  completion  of the  Milestone  in
Section 2.5(iv).

         "Facility" means the rice bran stabilization area at Cal Pacific, located at 1603 Highway 99 West, Arbuckle, California, 95912.

         "Product" (or in the plural, "Products") means full fat stabilized rice bran and/or enhanced full fat stabilized rice bran, and such other rice bran products as the parties may hereafter mutually agree upon, from time to time, in the sole discretion of each party.

Section 2. Installation of Equipment.

         2.1 Installation. Pursuant to the terms and conditions of this Agreement, FoodEx will at its own expense provide and install in the Facility all components and hardware necessary for and required in connection with
[                   ***                         ] and packaging the Product in a
capacity of at least [         ***         ] (the additional "Equipment").  This
Equipment will be compatible with and compliment the Equipment presently utilized by Cal Pacific. FoodEx agrees that the proper design of the Equipment
requires that certain devices and systems, such as [              ***          ]


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

[ *** ] are an integral and necessary part of the process to ensure, among other things, the purity and wholesomeness of the Product, and FoodEx agrees to incorporate such components into the design of the Equipment. FoodEx is also responsible for ensuring that the Equipment satisfies the process and approval requirements of all of its customers. Without limiting the foregoing, (i) the
Equipment  shall contain at least [               ***             ]  in order to
provide for [                   ***               ] of the Equipment and to help
[           ***            ], and (ii) the Equipment will be sized to handle the
[                          ***                           ] which is [    ***   ]
[***] Cal Pacific agrees to provide to FoodEx [                ***             ]
[***] and other components to be incorporated into the Equipment as available at Cal Pacific. [ *** ] will pay all fees, costs and expenses (including without limitation all material, labor, transportation and professional fees, costs and expenses) incurred in connection with the design, procurement and installation of the Equipment.

         2.2  Approval Rights.

                  (a) Approval Rights. Cal Pacific shall have the right to approve all aspects of the design, components and installation plans and procedures relating to the Equipment (including without limitation the approval of contractors and subcontractors installing or otherwise working on the Equipment). Without limiting the foregoing in any way, Cal Pacific may withhold its approval of the Equipment hereunder if in Cal Pacific's sole judgment: .

                           (1)  any  aspect  of the  Equipment,  or its  design,
component quality or installation or removal procedures, (i) would pose an unreasonable risk of personal injury or property damage to anyone or anything,
(ii) would violate, or would result in a violation of, any law, including any health, safety, labor, building or other code or regulation, or (iii) would otherwise pose an unreasonable risk of subjecting Cal Pacific to civil or criminal liability to any third party; or

                           (2) the Equipment as designed or installed  could not
be maintained, cleaned or sanitized in a cost-effective manner.

                  (b) Approval Not Assumption or Waiver. Any approval by Cal Pacific under this Section 2.2, whether or not specifically relating to any aspect of the Equipment's design, components or installation or removal procedures, does not constitute an assumption of liability, or a waiver of



*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

indemnity or contribution, by Cal Pacific for any liability arising therefrom.

         2.3 Facility. Cal Pacific will provide physically segregated facilities for the Equipment at the Facility, and FoodEx agrees that the space occupied by the Equipment will not exceed [***] square feet. Cal Pacific has sole discretion over the physical location and configuration of the Equipment at the Facility. The Facility will have reasonable access to sufficient electricity (including a central distribution panel near the Equipment), water and other utilities to operate and maintain the Equipment, and the Equipment will be located conveniently near existing Cal Pacific rice bran storage and processing areas.

         2.4 Cal Pacific  Assistance.  In connection with the  installation  and
moving of the  Equipment,  Cal Pacific [       ***        ] will provide  FoodEx
with such reasonable engineering, labor and professional assistance in selecting and purchasing components for the Equipment and contractors to install the Equipment, as well as planning and supervising the installation and moving of the Equipment, as Cal Pacific deems desirable. Cal Pacific shall have no liability to FoodEx for or by reason of any assistance provided to FoodEx under this Section 2.4, except to the extent that the rendering of such assistance constitutes gross negligence or willful misconduct, or for failure to provide any such assistance.

         2.5 Timetable. Each of the following shall be completed by the respective date set forth below (each a "Milestone"):

                           (i) FoodEx shall have submitted  initial design plans
for the additional Equipment to Cal Pacific, and shall have made such modifications thereto as Cal Pacific then requires for approval under Section 2.2, by January 1, 1996;

                           (ii)  Installation of the additional  Equipment shall
have commenced no later than March 1, 1996;

                           (iii) Installation of the additional  Equipment shall
have been substantially completed no later than May 1, 1996; and

                           (iv)  Installation of the additional  Equipment shall
have been completed, and the additional Equipment successfully tested, to Cal Pacific's satisfaction no later than June 1, 1996.



*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         2.6  Training and  Support.  FoodEx will provide to Cal Pacific,  [***]
[         ***          ]  training  and  technical  support  (including  without
limitation reasonable telephone and on-site consultation, detailed operation and maintenance manuals, and maintenance and replacement parts and materials, including any spare parts which Cal Pacific may Currently own) to enable Cal Pacific personnel to start up and fine-tune, and thereafter to efficiently and safely clean, operate, maintain and repair, the Equipment. FoodEx will from time to time at its own cost make such reasonable modifications and/or improvements to the Equipment as Cal Pacific may request in order to improve the efficiency or cost-effectiveness of cleaning, sanitizing, operating, maintaining or repairing the Equipment. FoodEx will pay all approved fees, costs and expenses (including without limitation all material, labor, transportation and professional fees, costs and expenses) incurred in connection with any such modifications and/or improvements.

         2.7 Reimbursement of Start-Up Costs. [ ***] will reimburse [ *** ] within 30 days after submission of approved bills by [ *** ] for all actual documented costs incurred by [ *** ] in connection with the installation, start-up and fine-tuning of the Equipment prior to the time that the parties agree that the Equipment is performing in an effective and satisfactory manner.

Section 3. Operation of Equipment.

         3.1  Operation, Maintenance and Repair.

                  (a) General. Cal Pacific, as long as FoodEx provides the proper training and support as set forth in Section 2, will have responsibility for providing personnel to properly clean, operate, maintain and repair the Equipment during the term of this Agreement; provided, however, that FoodEx will be responsible for promptly providing all replacement parts for the Equipment. Cal Pacific will ensure that the cleaning, operation, maintenance and repair of Equipment complies with all applicable health, safety, labor. building and other codes and regulations and that the Equipment is kept in a sanitary and food grade condition.

                  (b) Operating Fee. For each [ *** ] of Product processed by Cal Pacific for FoodEx during the term of this Agreement using the Equipment,
FoodEx shall pay Cal Pacific an operating  fee [              ***              ]
[                                     ***                                      ]
[                                     ***                                      ]


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

[                    ***                      ] determined as follows:

                           (i) For orders  placed  during  each of the [  ***  ]
[ ***] after the Effective  Date, the amount of [        ***       ] of Product,
subject to equitable  adjustment  (retroactively,  if  necessary)  for an actual
operating  capacity of the  Equipment  of less than [          ***        ],  an
on-line operating efficiency of less than [***], or a variance in installed horsepower from that used in calculating the cost of operating the Equipment; and

                           (ii) For orders placed after said  [  ***  ]  period,
an amount per [   ***   ] of [        ***        ] Product that covers [  ***  ]
referred to in the first sentence of this Clause (b). The parties agree to make adjustments from time to time to reflect any modifications or improvements to the Equipment and any variation over time of the actual cost from the cost figures on which the fee is based.

                  (c)  Packaging  Supplies  and Other  Ingredients.  [   ***   ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                 ***                             ]

                  (d) Maintenance Expenses. [               ***                ]
[                                      ***                                     ]
[                      ***                  ]

         3.2      Production for FoodEx.

                  (a) General; Purchase Orders. Subject to the terms and conditions hereof, Cal Pacific hereby agrees to process for FoodEx, and FoodEx hereby agrees to pay Cal Pacific therefor in accordance with this Agreement,
[                                      ***                                     ]
[ *** ] FoodEx agrees to give Cal Pacific commercially reasonable lead times for its processing orders of Product hereunder.

                  (b) Sale of Raw Rice Bran. Subject to the terms and conditions hereof, Cal Pacific hereby agrees to sell to FoodEx, and FoodEx agrees to


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

purchase from Cal Pacific, quantities of raw rice bran that Cal Pacific is reasonably able to deliver and required to fill orders by FoodEx to Cal Pacific
for Product.  [                            ***                                 ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[***]

                  (c) Delivery; Risk of Loss; No Storage Space. Cal Pacific will use reasonable efforts, within the existing limitations and capabilities of the Equipment, to process and deliver all Product ordered by FoodEx at the times and in the quality and quantities requested by FoodEx in its purchase orders. Cal Pacific shall not be obligated to place another shift of personnel into operation or pay overtime to any personnel to meet any such deadlines. FoodEx shall be responsible for arranging satisfactory delivery schedules with its customers, and Cal Pacific shall have no liability therefor. FoodEx will be responsible for all costs of shipment and delivery of the Products ordered by it. Title to and risk of loss with respect to the Products ordered by FoodEx shall pass from Cal Pacific to FoodEx at the time that the shipper or carrier designated by FoodEx receives possession of the Products. In any case in which FoodEx would have the right to return Product to Cal Pacific for any reason, instead of returning the Product FoodEx will ask Cal Pacific for instructions as to its disposition and will store the Product at Cal Pacific's expense pending receipt of such instructions.

                  (d)  [                       ***                             ]
[                                      ***                                     ]


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

[                                      ***                                     ]
[                                      ***                                     ]
[                                  ***                                 ]

                  (e) Payment Terms. Before the tenth day of each calendar month during the term of this Agreement, Cal Pacific will invoice FoodEx for all fees, expenses and purchases of raw rice bran payable by FoodEx. Within 20 days after the first of such invoices is received, FoodEx will pay Cal Pacific the net balance owing between the parties. In the event that any payment due is not made within 10 days after it becomes due, Cal Pacific may add to the amount due a
late payment fee not exceeding [   ***   ]

                  (f) Resales by FoodEx. FoodEx will sell the Product to its customers under written sales agreements containing provisions the same as or substantially similar to the capitalized provisions of Sections 9.5 and 9.6 of this Agreement. FoodEx will, on the request of Cal Pacific, provide Cal Pacific copies of all such agreements.

Section 4. Marketing.

         4.1 FoodEx. FoodEx will have the exclusive right to market Product to any customers including Cal Pacific customers. All sales by FoodEx of Product that is processed by Cal Pacific through use of the Equipment shall be made in compliance with all applicable laws. FoodEx need not order from Cal Pacific all Product ordered by its customers. FoodEx will have complete freedom to [ *** ]
[                                      ***                                     ]
[  ***  ]

         4.2 Cal Pacific Customer Information and Exclusivity. Upon execution of this Agreement, Cal Pacific will provide FoodEx with names, addresses and contact persons of its existing customers for the Products, except to the extent prohibited from doing so by law, by contract or by customer request in individual cases. FoodEx will maintain existing Cal Pacific customers for the sole account of Cal Pacific, so long as Cal Pacific is capable of providing said customers with Product meeting the schedule, quantity and quality required by customer. should any Cal Pacific customer desire to receive Product from another FoodEx processing facility, FoodEx. will notify Cal Pacific in writing of said desire. Cal Pacific and FoodEx will jointly resolve the matters to each others satisfaction. Said resolution will be reduced to writing and signed by both parties.


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         4.3 List of Brokers. Upon execution of this Agreement, Cal Pacific will provide FoodEx with a current list of brokers utilized by Cal Pacific for marketing Product. FoodEx may contact and utilize the services of these brokers in order to attempt to expand markets for Product and its derivatives.

         4.4 Development of Derivatives. Notwithstanding Section 4. 1, FoodEx may purchase Product from Cal Pacific in order to develop Product derivatives, and may market any such Product derivatives developed to any potential purchaser, including current Cal Pacific customers, even if such Product derivatives compete with products then offered by Cal Pacific. FoodEx agrees to use Cal Pacific on the terms set forth herein, to the extent that Cal Pacific has the capacity to do so, as its principal source for the Product used in processing such derivative products; provided, however, that the purchase of Product by FoodEx from Cal Pacific in order to develop derivatives of the Products shall in no way interfere with Cal Pacific's production schedule of the Products for customers of Cal Pacific or FoodEx.

         [                             ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                                      ***                                     ]
[                 ***                    ]

Section 5. Clinical Study; FDA Approval.

        Within 180 days after the "Effective Date" of this Agreement, FoodEx shall initiate and use its best efforts to diligently maintain, in cooperation with a generally recognized university or research institution, a reasonably designed human clinical study for the purpose of researching possible health benefits of stabilized rice bran or its fractions.

Section 6. Term.

         6.1 General. The term of this Agreement shall commence on the date hereof and, unless terminated earlier under Section 6.2, shall expire on the third anniversary of the Effective Date. The parties from time to time by mutual agreement may extend the term for one or more additional periods.



*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

         6.2 Termination. This Agreement may be terminated prior to expiration thereof without liability of the terminating party:

                           (i) By Cal  Pacific,  if any  Milestone  described in
Section 2.5 is not achieved within 15 days after the respective scheduled date;

                           (ii)  By Cal  Pacific  if it  does  not  approve  all
matters covered by Section 2.2;

                           (iii)  By  either  party,   at  any  time  after  the
thirtieth day after written notice to the other party of the breach by the other party of any provision contained in this Agreement (other than Section 8 or any provision relating to payment of funds), specifying the nature and extent of the breach, if within such thirty day period the specified breach has not been cured to the reasonable satisfaction of the aggrieved party;

                           (iv) By either  party,  at any time after a breach or
threatened breach by the other of any obligation under Section 8;

                           (v) If any payments  are not made within  ninety (90)
days after invoice, Cal Pacific may terminate the Agreement.

         6.3    Effect of Expiration or Termination.

                  (a) General. The expiration or termination of this Agreement shall discharge each party from the further performance of its respective obligations hereunder, but shall not release either party from liability arising before or as a result of such expiration or termination.

                  (b) Confidential Information. In addition to the foregoing, upon expiration or termination of the term of this Agreement for any reason, each party will return to the other, and/or will provide evidence satisfactory to the other party of the destruction of, all information or records provided to such party and all copies, extracts, summaries and abstracts thereof, and thereafter will not use or disclose any such information or records for its own benefit or to the detriment of the other party.

                  (c) Removal of Equipment. Upon termination or expiration of this Agreement, FoodEx will, at its own expense, promptly remove the Equipment from the Facility without causing any damage to the Facility. All designs, blueprints, and components relating to the Equipment remain the sole property of FoodEx after removal of the Equipment.

                  (d) Survival of Covenants. The obligations of the parties under Section 7 or Section 8 shall survive any expiration or termination of the Agreement.

Section 7. Allocation of Liability; Indemnification; Insurance.

         7.1 Allocation of Liability.

                  (a) FoodEx. FoodEx shall bear sole responsibility for all Claims relating to or arising during or as a result of

                           (1)  The  design,  installation  or  removal  of  the
Equipment; or

                           (2) Any defect in any Product from the failure of the
Equipment.

                  (b) Cal Pacific shall bear sole responsibility for all Claims to the extent proximately resulting from the negligent operation, maintenance or repair of the Equipment by Cal Pacific employees or contractors.

         7.2 Indemnification. Each party hereby agrees to indemnify, defend and hold the other party and the other's directors, officers, shareholders, members, employees and agents harmless from and against (i) any and all Claims for which the indemnifying party bears sole responsibility under Section 7. 1, (ii)any breach by the indemnifying party of its warranties or obligations hereunder, or
(iii) any and all Claims made by any customer of the indemnifying party, whether for breach of any sales transaction or otherwise (but excluding any Claims resulting from a breach by the other party of any matter covered by clauses (i) or (ii) above).

         7.3  Insurance.

                  (a) Cal Pacific hereby agrees to carry at all times during the term of this Agreement (i) general liability insurance sufficient in scope of coverage to cover its respective liabilities under this Section 7 in the amount of at least [ *** ] per claim and in the aggregate, and (ii) product


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

liability  insurance  covering the Product in the amount of at least  [   ***  ]
per claim and in the aggregate, in each case naming FoodEx as an additional insured, and from time to time upon request, to furnish reasonable evidence of such coverage. If Cal Pacific fails to satisfy its obligations under this
Section 7.3., FoodEx may purchase and maintain such insurance on FoodEx's behalf and may add any premiums so paid to the amounts otherwise payable by Cal Pacific under Section 3.

                  (b) FoodEx hereby agrees to carry at all times during the term of this Agreement (i) general liability insurance sufficient in scope of coverage to cover its respective liabilities under this Section 7 in the amount of at least [ *** ] per claim and in the aggregate, and (ii) product liability insurance covering the Product in the amount of at least [ *** ] per claim and in the aggregate, in each case naming Cal Pacific as an additional insured, and from time to time upon request, to furnish reasonable evidence of such coverage. If FoodEx fails to satisfy its obligations under this Section 7.3., Cal Pacific may purchase and maintain such insurance on Cal Pacific's behalf and may add any premiums so paid to the amounts otherwise payable by FoodEx under Section 3.

Section 8. Confidentiality

         8.1 General. Each party agrees that during the course of performance of this Agreement, such party may receive or learn information relating to the other party, including without limitation the customers, suppliers, capacities, processes, patents, products, procedures, know-how, costs, business plans, assets or business of the other party (and which also includes all information delivered by Cal Pacific to FoodEx under Section 4.3), and that much of such information comprises trade secrets. Each party agrees to treat all such information as confidential, and (i) to use at least the same measures and procedures to protect such information from unpermitted use or disclosure as it uses to protect its own confidential information, and (ii) not to disclose such information to anyone other than those employees involved in the administration of this Agreement that have a need to know such information. Each party further agrees not to use any such information (or permit the use thereof by any of its employees) except as expressly permitted by this Agreement, whether for its own benefit or to the detriment of the other, and not to disclose or to permit the disclosure of any such information by any person or entity under its control or influence, except to the extent that any such disclosure is required by law or by legal process, and then only after giving the other party reasonable advance


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

notice of and an opportunity to contest the proposed disclosure.

         8.2 Plant Rules. All rules and regulations of Cal Pacific regarding the Facility, including without limitation access to the Facility by anyone not employed by Cal Pacific, visitors at the Facility or photographs taken at the Facility, as such rules and regulations may be amended from time to time during the term of this Agreement, are hereby fully incorporated by reference into this Agreement and FoodEx agrees to comply with all such rules and regulations. Cal Pacific, however, shall not unreasonably deny FoodEx personnel and their guests reasonable access to the facility.

         8.3 Specific Enforcement. The parties agree that any breach of the provisions of this Section 8 may result in damage to the aggrieved party which is irreparable, speculative or otherwise difficult to prove, and that each party accordingly shall be entitled to injunctive relief in the event of any breach or threatened breach hereof by the other.

Section 9. Miscellaneous.

         9.1 Arbitration. Except for any action for injunctive relief pursuant to Section 8.3, the parties agree to submit any and all disputes arising under or relating to this Agreement to binding arbitration in Sacramento, California in accordance with the Commercial Rules of the American Arbitration Association, and during the pendency of any such arbitration proceedings not to institute, maintain or prosecute any action or proceedings in any other forum or jurisdiction. The provisions of this Section 9. 1 shall be enforceable, and judgment may be entered upon any arbitration award awarded hereunder, in any court of competent jurisdiction.

         9.2 Waivers and Amendments. No purported amendment or waiver of any provision of or right under this Agreement shall be enforceable unless in writing signed by the party against whom such enforcement is sought.

         9.3 Successors and Assigns. Except as expressly otherwise provided herein, no party may assign any right or remedy or delegate any obligation or liability arising under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section shall be voidable at the option of the nonconsenting party. The provisions in this Agreement shall inure to the benefit of, and be binding upon, each party's respective successors and assigns.

         9.4 No Joint Venture or Partnership; No Reference to Agreement or Relationship. Nothing in this Agreement shall be construed to create a partnership or joint venture of any kind or for any purpose between the parties hereto, or to constitute either party a special or general agent of the other, and neither party will act or represent otherwise to any third party. Neither party shall refer to this Agreement, to the other party or the relationship between the parties in any communication with any third party without the prior written consent of the other party.

         9.5 Disclaimer of Warranties. Notwithstanding anything contained in this Agreement, Cal Pacific makes no representations or warranties of any kind, whether express or implied (including without limitation any implied warranty of merchantability or fitness of products for a particular purpose), with respect to any raw rice bran or products sold to FoodEx under this Agreement, except that all raw rice bran will be precleaned and freshly milled and sold in accordance with applicable law. The terms of any purchase order used or submitted by FoodEx in purchasing raw rice bran or the Products shall, except for the amount thereof purchased, be inapplicable and the provisions of this Agreement shall govern all such transactions.

         9.6 Limitation of Liability.  Not  withstanding  anything  contained in
Section 7 or elsewhere in this Agreement, Cal Pacific shall not be liable to FoodEx, whether in tort, in contract or otherwise, and whether directly or by way of indemnification, contribution or otherwise, for any incidental, consequential, punitive or exemplary damages, (including without limitation lost profits or revenues or injury to business or business reputation), whether of FoodEx or of any third party, relating to or arising out of products delivered to FoodEx under this Agreement or the sale of any products by FoodEx.

         9.7 Force Majeure. Cal Pacific shall not be responsible for any delays in processing of any Product ordered by FoodEx on account of strikes, blackouts, floods, droughts, riots, epidemics, fire, governmental regulation, acts of God or other causes beyond its control.

         9.8 Notices. Any notice under or relating to this Agreement shall be in writing and shall be deemed duly given upon the earlier to occur of (i) actual receipt of the notice by the addressee; (ii) confirmed electronic transmission to the addressee of the notice or a facsimile thereof, (iii) if deposited with a nationally-recognized messenger service which guarantees delivery within a specified period (not to exceed three business days), the end of such guaranteed period; or (iv) if sent be certified or registered United States Mail, the third business day after such mailing; in each case if transmission, postage or delivery charges are prepaid and the notice is addressed or delivered as follows:

         If to Cal Pacific:

         California Pacific Rice Milling, Ltd,
         1603 Highway 99 West
         Arbuckle, CA 95912
         Attn: General Manager

         If to FoodEx:

         Food Extrusion, Inc.
         1241 Hawk's Flight Court
         El Dorado Hills, CA 95630
         Attn:    Chief Executive Officer

Any party may from time to time change its respective address for notice by delivering written notice of such change to the other party. The burden of proof of due delivery under this Section 9.8 shall be upon the party giving notice.

         9.9 Severability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed stricken from this Agreement as to that jurisdiction only, and the validity, legality and enforceability of this Agreement or of any of its provisions in such jurisdiction or in any other jurisdiction shall not otherwise be affected

         9.10 Titles and Section Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in interpreting or construing this Agreement.

         9.11 Expenses. Except as expressly otherwise set forth herein, each party shall bear its own attorneys' and other professional and business advisers' fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. In the event that any party brings any action (whether an arbitration proceeding or otherwise) to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

         9.12 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof

         9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within California, except that this Agreement shall be given a fair and reasonable construction in accordance with the intent of the parties without regard to, or the aid of, Section 1654 of the California Civil Code.

         9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Stabilized Rice Bran Processing, Sales and Marketing Agreement as of the date first above written.



CALIFORNIA PACIFIC RICE MILLING, LTD.


By: /s/ Mike Grande
   -----------------


FOOD EXTRUSION, INC.


By: /s/ Daniel L. McPeak
   ---------------------
        Daniel L. McPeak, Chairman and Chief Executive Officer